UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): December 29, 2006

CWHEQ Revolving Home Equity Loan Trust, Series 2006-I
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-132375-13

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132375

Countrywide Home Loans, Inc.

(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive Offices of the Depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Section 8.

Item 8.01. Other Events.

Description of the Mortgage Pool*

CWHEQ, Inc. (the “Company”) entered into a Sale and Servicing Agreement dated as of December 29, 2006 (the “Sale and Servicing Agreement”), by and among the Company, as depositor, Countrywide Home Loans, Inc., as sponsor and master servicer, and The Bank of New York, as indenture trustee, providing for the issuance of the Company’s Revolving Home Equity Loan Asset Backed Notes, Series 2006-I.

The statistical information regarding the Mortgage Loans that was contained in the Prospectus Supplement, dated December 27, 2006, was based on outstanding principal balances of the Mortgage Loans as of the close of business of the Statistical Calculation Date.  The Tables annexed hereto as Exhibit 99.1 contain certain statistical information regarding the Mortgage Loans that were actually delivered to the issuing entity on the Closing Date. The sum of the columns may not equal the respective totals due to rounding.

____________________________
*
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated November 15, 2006, and the Prospectus Supplement dated December 27, 2006 of CWHEQ, Inc., relating to its Revolving Home Equity Loan Asset Backed Notes, Series 2006-I.

Section 9. Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Characteristics of Mortgage Pool as of the Cut-off Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Vice President

Dated: January 16, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of Mortgage Pool as of the Cut-off Date.